Exhibit 1.1

6,000,000 Shares

VICURON PHARMACEUTICALS INC.

COMMON STOCK, $0.001 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

July 17, 2003

July 17, 2003

Morgan Stanley & Co. Incorporated
Pacific Growth Equities, LLC
Lazard Frères & Co. LLC
Harris Nesbitt Gerard, Inc.

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

VICURON PHARMACEUTICALS INC., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I attached hereto (the “Underwriters”) 6,000,000 shares of its common stock, $0.001 par value per share (the “Firm Shares”).  The Company also proposes to issue and sell to the several Underwriters not more than an additional 900,000 shares of its Common Stock, $0.001 par value per share (the “Additional Shares”), if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, $0.001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-105921), including a base prospectus, relating to the shares of Common Stock registered thereon and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).  Such registration statement has been declared effective by the Commission and no post-effective amendment to such registration statement has been filed as of the date of this Agreement.  A final prospectus supplement relating to the Shares, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the Securities Act in the form first used to confirm sales of the Shares (the “Prospectus Supplement”).  The aforementioned Registration Statement, as amended as of the date hereof, including the exhibits thereto, is herein called the “Registration Statement,” and the base prospectus included therein, as supplemented by the Prospectus Supplement, is herein called the “Prospectus,” in each case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein (it being understood that any statement contained in the Registration Statement or Prospectus or in any document incorporated by reference or deemed to be incorporated by reference therein shall be deemed to be modified to the extent such statement is modified or superceded by a statement in any subsequently filed document which forms part of the Registration Statement or Prospectus or is incorporated by reference or deemed to be incorporated by reference therein).  If the Company has filed or does file before the Closing Date or Option Closing Date (each as defined below), as applicable, an abbreviated registration statement to register a portion of the Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then, except as otherwise provided herein, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference (it being understood that any statement contained in the Registration Statement or Prospectus or in any document incorporated by reference or deemed to be incorporated by reference therein shall be deemed to be modified to the extent such statement is modified or superceded by a statement in any subsequently filed document which forms part of the Registration Statement or Prospectus or is incorporated by reference or deemed to be incorporated by reference therein)).  The term “preliminary prospectus” as used in this Agreement shall mean each preliminary prospectus used in connection with the marketing of the Shares, including the preliminary prospectus supplement dated as of July 11, 2003 and filed with the Commission on July 11, 2003 pursuant to Rule 424 under the Securities Act and any base prospectus (whether or not in preliminary form) used with any such preliminary prospectus supplement in connection with the marketing of Shares, in each case as any of the foregoing may be amended or supplemented by the Company.

1.     Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement, excluding, if applicable, any Rule 462 Registration Statement, has become effective; the Rule 462 Registration Statement, if applicable, will become effective upon filing with the Commission; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or to the knowledge of the Company, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, any post-effective amendment to the Registration Statement, on the date it becomes effective, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement when it became effective complied, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) of the Securities Act, will comply, and, at any time when any post-effective amendment to the Registration Statement is declared effective or any amendment or supplement to the Prospectus is filed with the Commission, if applicable, such documents will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iv) the Prospectus, when filed with the Commission pursuant to Rule 424(b), does not contain and any amendment or supplement to the Prospectus on the date filed with the Commission, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries (which, for purposes of this Agreement, shall mean Vicuron Pharmaceuticals Italy S.r.l., Biosearch Manufacturing S.r.l. and any  other “significant subsidiary” of the Company as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities and Exchange Acts), taken as a whole (a “Company Material Adverse Effect”).

(d) Each subsidiary of the Company has been duly incorporated, is validly existing as an entity in good standing (to the extent the concept of good standing is applicable) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Company Material Adverse Effect; all of the existing quota of each subsidiary of the Company have been duly and validly authorized, are fully paid and non-assessable and are owned directly by the Company, or indirectly through one of its subsidiaries.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

(g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.  No person is entitled to preemptive or similar rights to acquire any securities of the Company.  Except as set forth in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, any shares of its Common Stock or any other class of shares of capital stock of the Company.

(h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement on the Closing Date or Option Closing

Date, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in each of clauses (i), (iii) or (iv) as would not have a Company Material Adverse Effect; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as have been obtained or made under the Securities Act or with respect to the Nasdaq National Market or the Nuovo Mercato (as defined below), (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (iii) such as may be required by the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares.

(j) There has not occurred any material adverse change, or any development reasonably likely to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Prospectus).

(k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus pursuant to the Securities Act and the rules and regulations promulgated thereunder and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, in each case pursuant to the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, that are not described or filed as required.

(l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) The Company and its subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (including without limitation all laws and regulations relating to biohazardous materials) (“Environmental Laws”), (ii) to the knowledge of the Company, have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Company Material Adverse Effect.

(o) Except as may have been waived or described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.  All persons who possess such rights have effectively waived them with respect to the offering of the Shares.

(p) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct as of the date of such statements; the Company maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the Exchange Act); and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations issued thereunder by the Commission.

(q) Subsequent to the date as of which information is given in the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company and its subsidiaries have not purchased any of the Company’s outstanding capital stock, and the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as reflected in or contemplated by the Prospectus.

(r) Each of the Company and its subsidiaries has good and marketable title to all real and personal property owned by such entity which is material to the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Prospectus, do not materially affect the value of such property or do not interfere in any material respect with the use made and currently proposed to be made of such property by the Company and its subsidiaries; any real or personal property and buildings held under lease by each of the Company and its subsidiaries are held by such entity under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and currently proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

(s) Except as described in the Prospectus, the Company and its subsidiaries own or have obtained valid licenses, options or rights for the material inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets (generally, “Intellectual Property”) necessary for the conduct of the Company’s and its subsidiaries’ respective businesses as currently conducted and as the Prospectus indicates the Company and its subsidiaries contemplate conducting in all material respects (such Intellectual Property, the “Company Intellectual Property”).  Neither the Company nor any of its subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the sale of dalbavancin or anidulafungin other than pursuant to agreements described in the Prospectus.  Neither the Company nor any of its subsidiaries has received any notice from any third party alleging that the Company or any of its subsidiaries has infringed, or that the sale of products proposed or under development by the Company would infringe, any Intellectual Property rights of such third party, except as would not have a Company Material Adverse Effect.  To the knowledge of the Company, there are not any Intellectual Property rights of any third party that would be infringed by the sale of products proposed or under development by the Company or that would preclude the Company or its subsidiaries from conducting their respective businesses as currently conducted and as the Prospectus indicates the Company and its subsidiaries contemplate conducting, except as would not have a Company Material Adverse Effect.  To the knowledge of the Company, there are currently no sales of any products that would constitute an infringement by third parties of any material Company Intellectual Property.  There is no pending action, suit, proceeding or claim by others (i) challenging the rights of the Company or its subsidiaries in or to any Company Intellectual Property, (ii) challenging the validity or scope of any Company Intellectual Property, or (iii) that the Company or its subsidiaries infringe or otherwise violate any Intellectual Property right of others.  To the knowledge of the Company, there is no threatened action, suit, proceeding or claim by others (i) challenging the rights of the Company or its subsidiaries in or to any material Company Intellectual Property, (ii) challenging the validity or scope of any material Company Intellectual Property, or (iii) that the Company or its subsidiaries infringe or otherwise violate any material Intellectual Property right of others.

(t) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers or contractors that could have a Company Material Adverse Effect.

(u) The Company and its subsidiaries carry, are covered by or can obtain on reasonable terms, insurance in such amounts and covering such risks as are adequate for the conduct of its business and the value of its properties; neither the Company nor any of its subsidiaries have been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Company Material Adverse Effect.

(v) Except as described in the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to so possess such certificates, authorizations and permits, singly or in the aggregate, would not have a Company Material Adverse Effect, and except as described in the Prospectus, neither the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(w) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Prospectus are accurate in all material respects; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company which termination, suspension or material modification would reasonably be expected to have a Company Material Adverse Effect.

(x) PricewaterhouseCoopers LLP are, and during the periods covered in their report included in the Registration Statement and the Prospectus were, independent accountants with respect to the Company as required by the Securities Act.

(y) The consolidated financial statements of the Company and its subsidiaries (together with the related notes thereto) included in the Registration Statement present fairly the consolidated financial position and results of the operations of the Company and its subsidiaries as of the respective dates indicated and for the respective periods specified, subject in the case of interim periods to normal year-end adjustments; and such consolidated financial statements (together with the related notes thereto) have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods presented except as otherwise stated therein.  The pro forma consolidated financial information of the Company and its subsidiaries included in the Registration Statement has been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial information; and the Company currently believes that the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(z) Except as disclosed in the Prospectus, each material contract, agreement and license filed as an exhibit to the Registration Statement to which the Company or any of its subsidiaries is bound is legal, valid, binding, enforceable in accordance with its terms and in full force and effect against the Company or such subsidiary, and to the knowledge of the Company, each other party thereto.  Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any other party is in material breach or default with respect to any such contract, agreement and license, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license.  To the knowledge of the Company, no party has repudiated any material provision of any such contract, agreement or license.

(aa) The Company has filed a notice of listing of the Shares on The Nasdaq National Market; the Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the outstanding shares of Common Stock (including the Shares) are listed for quotation on The Nasdaq National Market and the Italian Nuovo Mercato organized and managed by Borsa Italiana S.p.A. (“Nuovo Mercato”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from The Nasdaq National Market or Nuovo Mercato, nor has the Company received any notification that the Commission or The Nasdaq National Market or Nuovo Mercato is contemplating terminating such registration or listing.

(bb) The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.     Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I attached hereto opposite its name at $        a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to               Additional Shares at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares (the “Closing Date”) nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I attached hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) the issuance by the Company of shares of Common Stock or embedded options under its employee stock purchase plan as in effect on the date hereof or upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or (c) the grant of any options by the Company pursuant to its benefit plans in effect on the date hereof, provided, with respect to clauses (B) and (C), no such options shall be exercisable within such 90-day restricted period.

3.     Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public initially at $               a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $        a share under the Public Offering Price and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $     a share, to any Underwriter or to certain other dealers.

4.     Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of

such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on July   , 2003, or at such other time on the same or such other date, not later than July   , 2003, as shall be designated in writing by you.  The closing of the offering and sale of the Firm Shares will be held at the offices of O’Melveny & Myers LLP, 275 Battery Street, San Francisco, California 94111.

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than August   , 2003, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Option Closing Date.”  The closing of the offering and sale of the Additional Shares will be held at the offices of O’Melveny & Myers LLP, 275 Battery Street, San Francisco, California 94111.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.     Conditions to the Underwriters’ Obligations.  The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date and any Option Closing Date are subject to the condition that the Registration Statement (other than the Rule 462 Registration Statement, if any) shall have become effective prior to the date hereof, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act nor any proceedings initiated under Sections 8(d) and 8(e) of the Securities Act.

The several obligations of the Underwriters are subject to the following further conditions:

(a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and any Option Closing Date, as the case may be:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of O’Melveny & Myers LLP, outside special United States corporate counsel for the Company, dated such date, to the effect that:

(i) the Company is a corporation validly existing under the laws of the State of Delaware, with corporate power to own its property and to carry or its business, as described in the Prospectus; the Company is qualified as a foreign corporation to do business in the States of California and Pennsylvania and is in good standing in each of those States;

(ii) the Shares to be issued on the applicable closing date have been duly authorized by all necessary corporate action on the part of the Company, and upon payment for and delivery of the Shares in accordance with this Agreement and the book-entry of the Shares by the transfer agent for the Common Stock in the name of The Depositary Trust Company or its nominee, will be validly issued, fully paid and non-assessable; holders of the capital stock of the Company are not entitled to any preemptive rights to subscribe for any additional shares of the Company’s capital stock under the Delaware General Corporate Law or the certificate of incorporation or bylaws of the Company;

(iii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company;

(iv) the execution and delivery of this Agreement by the Company do not and the Company’s performance of its obligations under this Agreement (other than the obligations arising under the indemnification and contribution provisions of this Agreement, as to which such counsel need not express any opinion) will not (a) violate the certificate of incorporation or by-laws of the Company, (b) violate, breach or result in any default under any existing obligation of or restriction on the Company under any agreement to which the Company is a party and which is filed as an exhibit to the Registration Statement or any document incorporated by reference therein which is governed by the laws of the United States, or (c) breach or otherwise violate any existing obligation on the Company under any order, judgment or decree of any California or federal court or governmental authority binding on the Company and identified in the Company Certificate, such counsel expresses no opinion as to the effect of the Company’s performance of its obligations under this Agreement on the Company’s compliance with financial covenants in any agreement;

(v) the execution and delivery by the Company of this Agreement do not, and the Company’s performance of its obligations under this Agreement will not, violate the current Delaware General Corporation Law or any current California or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Agreement, except that we express no opinion regarding any federal securities laws, or Blue Sky or state securities laws or Section 7 of this Agreement except as otherwise expressly stated herein;

(vi) no order, consent, permit or approval of any California or federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Agreement, is required on the part of the Company for the execution and delivery of this Agreement or for the issuance and sale of the Shares, except such as have been obtained under the Securities Act and such as may be required under the applicable Blue Sky or state securities laws or as may be required by the National Association of Securities Dealers, Inc.;

(vii) the statements in the Company’s Form 8-A declared effective on July 25, 2000 under the caption “Description of Registrant’s Securities to be Registered,” insofar as they summarize provisions of the Certificate of Incorporation and Bylaws of the Company, fairly present the information required by Form 8-A;

(viii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described;

(ix) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(x) the Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Securities Act and the related rules and regulations in effect at the date of filing, except that we express no opinion concerning the financial statements and the other financial information contained or incorporated by reference therein;

(xi) the incorporated documents, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act and the related rules and regulations in effect at the respective dates of their filing, except that such counsel expresses no opinion concerning the financial statements and other financial information contained or incorporated by reference therein;

(xii) such counsel has participated in conferences in connection with the preparation of, and have reviewed, the Registration Statement and the Prospectus, but have not independently verified the accuracy, completeness or fairness of the statements in those documents.  The limitations inherent in such participation and review, and the knowledge available to us, are such that such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness.  However, on the basis of such participation and review, such counsel does not believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel does not believe that the Prospectus, on the date it was filed with the Commission pursuant to Rule 424(b) of the Securities Act and on the date of such opinion, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  However, such counsel expresses no opinion or belief as to the financial statements and other financial information contained in the Registration Statement or the Prospectus.

(d) The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of Gianni, Origoni, Grippo & Partners, outside Italian counsel for the Company, dated such date, in substantially the form set forth in Exhibit B attached hereto.

(e) The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of Morrison & Foerster LLP, in its capacity as patent counsel to the Company, dated such date, in substantially the form set forth in Exhibit C attached hereto.

(f) The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of Ing. A. Giambrocono & C. Srl, in its capacity as patent counsel to the Company, dated such date, in substantially the form set forth in Exhibit D attached hereto.

(g) The Underwriters shall have received on the Closing Date an opinion of Ropes & Gray LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(ii), 5(c)(iii) and 5(c)(xii) and to the effect that the statements made under the caption “Underwriters” in the Prospectus accurately summarize in all material respects the provisions of the laws and documents referred to therein.

With respect to Section 5(c)(xii) above, Ropes & Gray may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as specified.

The opinion of O’Melveny & Myers LLP described in Section 5(c) above, the opinion of Gianni, Origoni, Grippo & Partners described in Section 5(d) above, the opinion of Morrison & Foerster described in Section 5(e) above and the opinion of Ing. A. Giambrocono & C. Srl described in Section 5(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(h) The Underwriters shall have received, on each of the date hereof, the Closing Date and any Option Closing Date, (i) a letter dated such date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus, and (ii) a letter of the same date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers SpA containing corresponding statements and information with respect to the financial statements and certain financial information of Biosearch Italia, S.p.A. contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A attached hereto, between you and each of the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and any Option Closing Date, as the case may be.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.     Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m.  New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.  The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to Exchange Act that are deemed to be incorporated by reference in the Prospectus.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule, provided that nothing herein shall prevent the Company from filing any amendment or supplement which the Company’s outside counsel has advised the Company that it is required to file under applicable law.

(c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be required to file a consent to general service of process or qualify as a foreign corporation in any jurisdiction.

(e) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 2004 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters (up to $5,000 in the aggregate) incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market and the Nuovo Mercato, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, reasonable travel and lodging expenses of the representatives and officers of the Company, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution,” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

7.     Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or an affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8.     Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nuovo Mercato, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

9.     Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement within the control of the Company, or if for any reason the Company shall be unable to perform its obligations under this Agreement due to circumstances within the control of the Company, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

[Remainder of Page Intentionally Left Blank]

10. Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12. Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

VICURON PHARMACEUTICALS INC.

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

Pacific Growth Equities, LLC

Lazard Frères & Co. LLC

Harris Nesbitt Gerard, Inc.

Acting severally on behalf of themselves and the several

Underwriters named in Schedule I hereto.

By: MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title: